UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report     (Date of earliest event reported):    February 28, 2013

HOOPER HOLMES, INC.
(Exact name of Registrant as Specified in its Charter)

New York                1-9972                22-1659359
(State or Other Jurisdiction            (Commission            (IRS Employer
of Incorporation)                File Number)            Identification No.)

170 Mt. Airy Road, Basking Ridge, New Jersey 07920
(Address of Principal Executive Offices)

Registrant's telephone number, including area code         908-766-5000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 28, 2013, Hooper Holmes, Inc. (the “Company”) entered into a three year Loan and Security Agreement (the “Loan and Security Agreement”) with Keltic Financial Partners II, LP (“Keltic”) which expires on February 28, 2016. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Loan and Security Agreement.

The Loan and Security Agreement provides the Company with a revolving line of credit, the proceeds of which are to be used for general working capital purposes and capital expenditures. Under the terms of the Loan and Security Agreement, Keltic has agreed to make revolving credit loans to the Company in an aggregate principal at any one time outstanding which does not exceed 85% of Eligible Receivables, as defined, provided that in no event can the aggregate amount of the revolving credit loans outstanding at any time exceed $10 million, referred to as the “Revolving Credit Limit” (subject to increase to up to $15 million, in certain circumstances, as provided in the Loan and Security Agreement).

Borrowings pursuant to the Loan and Security Agreement will bear interest at a fluctuating rate that when annualized is equal to the greatest of (a) the Prime Rate, as defined, plus 2.75%, (b) the LIBOR Rate, as defined, plus 5.25%, and (c) 6%. The interest rate on borrowings is subject to increase by 3.50% if an Event of Default has occurred and is continuing.

In connection with the Loan and Security Agreement, the Company paid to Keltic a $100,000 commitment fee. Keltic will also receive an annual facility fee in an amount equal to 1% per annum of the Revolving Credit Limit and a collateral management fee of $1,500 per month (subject to increase to $3,000 per month after the occurrence of and during the continuance of an Event of Default).

Borrowings under the Loan and Security Agreement are secured by a security interest in all existing and after-acquired property of the Company, including its receivables (which are subject to a lockbox account arrangement), inventory and equipment. As further security, pursuant to the Pledge Agreement, dated February 28, 2013, between the Company and Keltic and the Pledge Agreement, dated February 28, 2013, between the Mid-America Agency Services, Incorporated, a Nebraska corporation, a wholly-owned subsidiary of the Company, and Keltic (collectively, the “Pledge Agreements”), the Company pledged to Keltic all outstanding equity interests in the Company's subsidiaries and Mid-America Agency Services, Incorporated pledged all of the outstanding equity interests in its wholly-owned subsidiary, TEG Enterprises, Inc. In addition, pursuant to the Unconditional and Continuing Guaranty, dated February 28, 2013, between Keltic and Heritage Labs International, LLC, a Kansas limited liability company, Hooper Distribution Services, LLC, a New Jersey limited liability company, Hooper Information Services, Inc., a New Jersey corporation, Mid-America Agency Services, Incorporated, a Nebraska corporation, and TEG Enterprises, Inc., a Nebraska corporation (the “Guaranty”), the obligations under the Loan and Security Agreement are guaranteed by all of the Company's direct and indirect subsidiaries.

The Loan and Security Agreement contains covenants that, among other things, restrict the Company's ability to:

•	incur additional indebtedness;

•	enter into any transaction(s) that directly or indirectly would constitute a merger, consolidation, reorganization or recapitalization with any third party;

•
permit a Change of Control of the Company, as defined, or make changes in the Company's President and Chief Executive Officer or Senior Vice President and Chief Financial Officer position without Lender's prior consent;

•	allow the Company's Earnings before Interest, Taxes, Depreciation and Amortization to fall below specified benchmarks for specified periods of time; and

•	permit Unfunded Capital Expenditures, as defined, to exceed specified amounts in each of 2013, 2014 and 2015.

•	sell or otherwise dispose of any of its assets, other than in the ordinary course of business;

•	default on obligations related to the real property of the Company;

•	create liens on its assets;

•	pay any dividends or distributions on, or purchase, redeem or retire any shares of any class of its capital stock or other equity interests;

•	assume, guarantee, endorse, contingently agree to purchase, assume or otherwise become liable for the indebtedness of any party;

•	dispose of any account or instrument (as each are defined in Section 9 of the New York Uniform Commercial Code) payable to Company;

•	settle claims related to the property securing the Loan and Security Agreement, except in the ordinary course of the Company's business;

•	make investments;

•	enter into transactions with any of its affiliates;

Subject to certain exceptions, failure to comply with any of the covenants or the breach of any of the representations and warranties contained in the Loan and Security Agreement constitutes an event of default under the agreement. In addition, the Loan and Security Agreement provides that “Events of Default,” among other things, include the occurrence of a Material Adverse Change, as defined, a material judgment, and default with respect Material Indebtedness, as defined.

Borrowings under the Loan and Security Agreement mature on the earlier of (i) February 28, 2016, (ii) the termination of the Loan and Security Agreement, or (iii) the date on which repayment of the Revolving Credit, or any portion thereof, becomes immediately due and payable under the Loan and Security Agreement. The Company may prepay in full the entire outstanding principal balance of revolving credit balances, together with all accrued and unpaid interest thereon, all fees, costs, expenses and other amounts and all other obligations payable under the Loan and Security Agreement. If the Company pays all of its obligations in full, the Loan and Security Agreement will be terminated. In such event, the Company will be required to pay an early termination fee equal to 3% of the Revolving Credit Limit at the time of termination if termination occurs prior to the first anniversary of the date the Loan and Security Agreement, 2% of the Revolving Credit Limit at the time of termination if termination occurs after the first anniversary but prior to the second anniversary, and 1% of the Revolving Credit Limit at the time of termination if termination occurs after the second anniversary, but prior to the Loan and Security Agreement expiration date.

The foregoing descriptions of the Loan and Security Agreement, the Pledge Agreements and the Guaranty are qualified in their entirety by reference to the full text of each, copies of which are attached as Exhibits 10.1, 10.2, 10.3, and 10.4 hereto and are incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

As of March 1, 2013, the Company terminated its Loan and Security Agreement, dated March 9, 2009, with TD Bank N.A. (“TD Bank”). The revolving credit facility provided under the agreement with TD Bank was, by its terms, scheduled to expire on March 8, 2013.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Loan and Security Agreement, dated February 28, 2013, between Keltic and the Company
10.2
Unconditional and Continuing Guaranty, dated February 28, 2013, between Keltic and Heritage Labs International, LLC, a Kansas limited liability company, Hooper Distribution Services, LLC, a New Jersey limited liability company, Hooper Information Services, Inc., a New Jersey corporation, Mid-America Agency Services, Incorporated, a Nebraska corporation, and TEG Enterprises, Inc., a Nebraska corporation

10.3	Pledge Agreement, dated February 28, 2013, between the Company and Keltic
10.4	Pledge Agreement, dated February 28, 2013, between Mid-America Agency Services, Incorporated, a Nebraska corporation, and Keltic

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
HOOPER HOLMES, INC.

Date: March 6, 2013                    By:     /s/ _____________________
                                Michael J. Shea, Chief Financial Officer